UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

IMH ASSETS CORP. (as depositor under a Series 2005-3 Indenture dated as of April 6, 2005, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2005-3)

IMH Assets Corp.

(Exact name of registrant as specified in its charter)

California	333-117817	33-0705301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Dove Street Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (949) 475-3600.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

For a description of the Bonds and the Mortgage Pool, refer to the Indenture.

Item 9.01.	Financial Statements and Exhibits.
	(a)	Not applicable

(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Computational Materials --

Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of the IMH Assets Corp. Collateralized Asset-Backed Bonds, Series 2005-3 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

Item 8.01.	Other Events.

Description of the Mortgage Pool

On or about April 6, 2005, the Registrant will cause the issuance and sale of approximately $1,000,000,000 initial principal amount of Collateralized Asset-Backed Bonds, Series 2005-3 (collectively, the “Bonds”) pursuant to an Indenture, dated as of April 6, 2005, between Impac CMB Trust Series 2005-3, as Issuer, and Wells Fargo Bank, N.A., as Indenture Trustee. The Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds to be designated as the Series 2005-3 Bonds will represent in the aggregate the entire beneficial ownership interest in a trust estate (the “Trust Estate”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four-family, first lien adjustable-rate and fixed-rate mortgage loans and fixed-rate, second-lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”).

Computational Materials

In connection with the sale of the Series 2005-3 Bonds, (collectively, the “Underwritten Bonds”), the Registrant has been advised by Countrywide Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (together, the “Underwriters”) that the Underwriters have furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Underwritten Bonds following the effective date of Registration Statement No. 333-117817, which Computational Materials are being filed as exhibits to this report.

The Computational Materials have been provided by the Underwriters. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Bonds and by any other information subsequently filed with the Securities and Exchange Commission.

The Computational Materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Bonds (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Bonds might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMH ASSETS CORP.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson
Title: EVP, CFO

Dated: March 30, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99	Computational Materials	Filed Manually